UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2016

Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(b)    On May 13, 2016, Jack Stahl gave notice of his resignation from the Board of Directors (the “Board”) of Coty Inc. (the “Company”) and from his position on the Audit & Finance Committee of the Board, effective immediately. Section 303A.07(a) of the New York Stock Exchange (the “NYSE”) Listed Company Manual (the “NYSE Manual”) corporate governance standards requires a listed company to have at least three independent directors on its audit committee. To fill this vacancy, on May 19, 2016, the Board appointed Erhard Schoewel to the Audit & Finance Committee of the Board as a third independent director to comply with the requirement of Section 303A.07(a) of the NYSE Manual. As required by the NYSE regulations, the Company notified the NYSE on May 18, 2016 of its technical noncompliance and on May 19, 2016 of its subsequent compliance with this listing standard.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 13, 2016, Jack Stahl gave notice of his resignation from the Board of the Company and from his position on the Audit & Finance Committee of the Board. Mr. Stahl’s resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTY INC.
(Registrant)

Date:	May 19, 2016	By:	/s/ Jules P. Kaufman
			Name:	Jules P. Kaufman
			Title:	Senior Vice President, Secretary
and General Counsel